Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10‑K for fiscal year ended December 26, 2014 hereby constitutes and appoints Carolyn T. Sizemore and Ellen M. Fitzsimmons his/her true and lawful attorneys‑in‑fact and agents, for him/her and in his/her name, place and stead to sign said Form 10‑K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10‑K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ TIMOTHY T. O'TOOLE
Donna M. Alvarado	Timothy T. O'Toole
February 11, 2015	February 11, 2015

/s/ JOHN B. BREAUX	/s/ DAVID M. RATCLIFFE
John B. Breaux	David M. Ratcliffe
February 11, 2015	February 11, 2015

/s/ PAMELA L. CARTER	/s/ DONALD J. SHEPARD
Pamela L. Carter	Donald J. Shepard
February 11, 2015	February 11, 2015

/s/ STEVEN T. HALVERSON	/s/ MICHAEL J. WARD
Steven T. Halverson	Michael J. Ward
February 11, 2015	February 11, 2015

/s/ EDWARD J. KELLY, III	/s/ J.C. WATTS, JR.
Edward J. Kelly, III	J.C. Watts, Jr.
February 11, 2015	February 11, 2015

/s/ GILBERT H. LAMPHERE	/s/ J. STEVEN WHISLER
Gilbert H. Lamphere	J. Steven Whisler
February 11, 2015	February 11, 2015

/s/ JOHN D. McPHERSON
John D. McPherson
February 11, 2015